Exhibit 107.1
Calculation of Filing Fee Table
Form
S-3
(Form Type)
AMERICOLD REALTY TRUST, INC.
AMERICOLD REALTY OPERATING PARTNERSHIP, L.P.
AMERICOLD AUSTRALIAN HOLDINGS PTY LTD
AMERICOLD REALTY OPERATIONS, INC.
ICECAP PROPERTIES NZ LIMITED
NOVA COLD LOGISTICS ULC
(Exact Name of Registrant as Specified in its Charter or Other Organizational Document)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule (1)	Amount Registered	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Americold Realty Trust, Inc.:

Fees to be Paid	Equity	Common Stock, $0.01 par value per share	Rule 457(r)	(2)	(2)	(2)	(1)	(1)
	Equity	Preferred Stock, $0.01 par value per share	Rule 457(r)	(2)	(2)	(2)	(1)	(1)
	Equity	Depositary Shares	Rule 457(r)	(2)	(2)	(2)	(1)	(1)
	Other	Warrants	Rule 457(r)	(2)	(2)	(2)	(1)	(1)
	Debt	Guarantees of Debt Securities of Americold Realty Operating Partnership, L.P. (3)	Rule 457(r)	(2)	(2)	(2)	(1)	(1)

Americold Realty Operating Partnership, L.P.:

Fees to be Paid	Debt	Debt Securities (4)	Rule 457(r)	(2)	(2)	(2)	(1)	(1)

Americold Realty Operations, Inc.:

Fees to be Paid	Debt	Guarantees of Debt Securities of Americold Realty Operating Partnership, L.P. (3)	Rule 457(r)	(2)	(2)	(2)	(1)	(1)

Americold Australian Holdings Pty Ltd:

Fees to be Paid	Debt	Guarantees of Debt Securities of Americold Realty Operating Partnership, L.P. (3)	Rule 457(r)	(2)	(2)	(2)	(1)	(1)

Icecap Properties NZ Limited:

Fees to be Paid	Debt	Guarantees of Debt Securities of Americold Realty Operating Partnership, L.P. (3)	Rule 457(r)	(2)	(2)	(2)	(1)	(1)

Nova Cold Logistics ULC:

Fees to be Paid	Debt	Guarantees of Debt Securities of Americold Realty Operating Partnership, L.P. (3)	Rule 457(r)	(2)	(2)	(2)	(1)	(1)

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—		—	—	—	—

	Total Offering Amounts					—		(2)

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							(1)

(1)	In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the registrants hereby defer payment of the registration fee required in connection with this registration statement.
(2)
The amount to be registered consists of an indeterminate principal amount or number of the securities
of each identified class, which may be offered from time to time in unspecified principal amounts or numbers at unspecified prices. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. Also includes such indeterminate principal amount or number of debt securities, shares of common stock, preferred stock and warrants as may be issued upon conversion or exchange of securities registered hereby, for which the registrant will receive no additional consideration.

(3)
Americold Realty Trust, Inc., Americold Realty Operations, Inc., Americold
Australian
Holdings Pty Ltd, Icecap Properties NZ
Limited
and/or Nova Cold Logistics ULC may, jointly and severally, fully and unconditionally guarantee the payment of principal of, and premium (if any) and interest on, the debt securities of Americold Realty Operating Partnership, L.P. No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no additional filing fee is required to paid in respect of the guarantees. The guarantees will not be traded separately.

(4)
The debt securities
may
be issued by Americold Realty Operating Partnership, L.P. without guarantees or may be guaranteed by Americold Realty Trust, Inc., Americold Realty Operations, Inc., Americold Australian Holdings Pty Ltd, Icecap Properties NZ Limited and/or Nova
Cold
Logistics ULC.